UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/17/2008

EvergreenBancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-32915

Washington	91-2097262
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1111 Third Avenue, Suite 2100, Seattle, Washington 98101
(Address of principal executive offices, including zip code)

206-628-4250
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Registrant's wholly-owned subsidiary, EvergreenBank (the "Bank"), entered into an individual Change of Control/Severance Agreement (the "Agreement") with Barrie M. Macdonald, effective July 17, 2008. Mr. Macdonald serves as Executive Vice President and Chief Loan Officer of the Bank.

The Agreement provides for severance benefits if the executive's employment is terminated under certain defined circumstances within twelve (12) months following a change of control of the Registrant or the Bank, as defined in the Agreement. Those circumstances include termination of employment for "good reason" or other than "termination for cause," as those terms are defined. Severance benefits for the executive include: (i) a sum equal to one (1) times the executive's W-2 income, before salary deferral, received from the Bank for the calendar year ending before, or simultaneously with, the effective date of the change of control; (ii) a continuation, for twelve (12) months after the effective date of termination, of life, medical, dental, and disability coverage substantially identical to the coverage maintained by the Bank for the executive immediately prior to the effective date of termination, except to the extent such coverage may be changed in its application to all Bank employees on a nondiscriminatory basis. If the severance benefits payable under the Agreement, together with any other payments made or to be made for the executive's benefit would be a "parachute payment" as defined in Section 280G of the Internal Revenue Code, then payment under the Agreement shall be reduced so that the total amount does not constitute a parachute payment. The Agreement is further limited so that no payment would constitute a "golden parachute" payment under identified regulatory rules.

The Agreement contains termination provisions that can become effective under stated circumstances. As part of the consideration for the benefits provided, the executive agrees to honor certain confidentiality and noncompetition provisions described in the Agreement.

The foregoing is only intended to be a summary description of certain terms of the referenced Agreement and is not intended to be a complete discussion. Accordingly, the foregoing is qualified entirely by the full text of the Agreement which is attached as an exhibit to this Current Report on Form 8-K.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EvergreenBancorp, Inc.

Date: July 21, 2008	By:	/s/ Gerald O. Hatler
Gerald O. Hatler
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-9.01	Change of Control / Severance Agreement